Emerging Smart Cities Technology Company, DarkPulse, Inc., to List on NASDAQ Exchange via a Business Combination with Global System Dynamics, Inc.

HOUSTON, Texas, Dec. 15, 2022 (GLOBE NEWSWIRE) – DarkPulse, Inc. (OTC: DPLS) (“DarkPulse” or the “Company”), an emerging company which utilizes advanced technologies, including their patented dark-pulse BOTDA laser-based critical infrastructure monitoring systems, to create the foundational technology for the operation of Smart Cities, is pleased to announce the signing of a definitive business combination agreement with Global System Dynamics, Inc. (NASDAQ: GSD) (“GSD”), and GSD’s wholly owned merger subsidiary, Zilla Acquisition Corp. The combined company will be called “Global System Dynamics, Inc.” upon the closing of the transaction and is expected to be listed on NASDAQ under a new ticker symbol “DARK.”

Highlights of the transaction include:

•	Once the transaction is complete, DarkPulse will be delisted from the OTC Markets and will trade on the NASDAQ exchange. The transaction is expected to close in the first or second quarter of 2023.
•	The combined company will have an initial equity value of approximately $223 million which equates to an enterprise value of approximately $145 million, assuming no redemptions by GSD stockholders.
•	GSD currently has approximately $108.8 million cash in trust as of December 14, 2022.
•	The transaction is expected to provide DarkPulse with greater access to capital, better liquidity, and a wider investor audience as it pursues additional strategic and accretive acquisitions in the critical infrastructure industries of roadways, shipping, agriculture, and other industries that require structural monitoring.
•	The current Board of Directors of GSD will remain with three additional directors, Dennis O’Leary, Joseph Catalino, and George Pappas, respectively, to be appointed to join the Board of Directors at the closing of the transaction.
•	All existing DarkPulse shareholders will receive 100% of their equity in the pro forma company.

DarkPulse develops, markets, and distributes a suite of engineering, installation, monitoring and laser-based security management solutions to a broad array of global industries and governments. In addition, DarkPulse’s ultra-high sensitivity infrastructure products provide enhanced visibility to enterprises operating Smart Cities, allowing them to detect internal anomalies within infrastructure before dangerous and costly catastrophic failures. Based on its patented BOTDA sensor technology, DarkPulse provides a data stream of critical metrics for assessing the health and security of infrastructure. As part of the Global Digitalization of cities (including smart EV technology/infrastructure), the Company is also focused on delivering security monitoring, oil, gas & water pipeline structural health monitoring, and mine safety.

DarkPulse estimates the Smart Cities market size is projected to grow from USD 511.6 billion in 2022 to USD 1,024.4 billion by 2027, at a CAGR of 14.9% during the forecast period.[1] DarkPulse is developing technology in the EV space and estimates the global EV market to reach USD $1,108 billion by 2030, at a CAGR of 22.5%.[2] Finally, DarkPulse is also a joint-venture partner in a company specializing in brain-computer interface and estimates the global brain-computer interface market size is expected to reach USD 5,070.7 million in 2030, at a CAGR of 12.3% during the forecast period.[3]

Dennis O’Leary, Founder & Chief Executive Officer of DarkPulse, stated, “This business combination that results in a NASDAQ listing for our Company positions us for continued growth in a rapidly expanding and highly-fragmented market. We believe being a NASDAQ listed company will facilitate acceleration of our M&A strategy in a market with a healthy pipeline of acquisition candidates. This transaction will also contribute to organic growth as we continue providing advanced laser-based monitoring systems to provide rapid and accurate monitoring of temperatures, strains and stresses allowing for advanced structural monitoring of infrastructure in Smart Cities. We believe this is an ideal transaction for current DarkPulse shareholders since it avoids a reverse stock split that is customary under a re-IPO event associated with an uplist to NASDAQ or NYSE.”

Rick Iler, Principal Executive Officer of GSD, said, “DarkPulse is well-positioned as an emerging provider of advanced laser-based monitoring systems to private and public sectors. The proposed merger with GSD capitalizes DarkPulse and, with improved access to capital, enables the Company to continue with its organic growth and acquisition strategy. The DarkPulse team has demonstrated operational and M&A expertise over the past few years and this transaction will better equip them to continue on their acquisitive path of increasing shareholder value. This proposed merger is also consistent with GSD’s mission, vision and purpose because (1) in addition to its operational and M&A expertise, DarkPulse’s business of laser-based structural monitoring systems can support the farming and agriculture industry, and (2) it also provides access to capital at scale to help unleash transformative growth for a business that has assembled a great management team, developed great products and solutions, and staked out a strong competitive position in the marketplace.”

Transaction Overview

The combined company is expected to have a total pro forma equity value of approximately $223 million translating into an enterprise value of approximately $145 million, with the proposed business combination to provide access to capital of up to approximately $121 million from the cash held in trust by GSD, assuming no redemptions from GSD stockholders. All references to available cash from the trust account and retained transaction proceeds are subject to any redemptions by the public stockholders of GSD and payment of transaction fees and expenses. As part of the transaction, all DarkPulse shares owned by DarkPulse’s existing equity holders will be converted to common stock of the pro forma company.

The transaction, which has been approved by the Boards of Directors of both of DarkPulse and GSD, is expected to close in the first or second quarter of 2023. The transaction remains subject to NASDAQ approving GSD’s initial listing application in connection with the merger, approval by both GSD and DarkPulse shareholders, as well as other customary closing conditions.

In connection with the transaction, GSD’s Board of Directors received a written opinion as to whether the consideration to be paid by GSD in the merger is fair to GSD’s unaffiliated stockholders from a financial point of view.

Additional information about the proposed transaction, including a copy of the business combination agreement, will be provided in a Current Report on Form 8-K to be filed by both DarkPulse and GSD with the Securities and Exchange Commission (the “SEC”).

Advisors

EF Hutton, division of Benchmark Investments, LLC, is acting as capital markets advisor to GSD. The Basile Law Firm P.C. and Business Legal Advisors, LLC acted as legal counsel to DarkPulse in connection with the transaction. The Doney Law Firm acted as legal counsel for GSD. Blueshirt Capital Advisors is serving as investor relations advisor to DarkPulse.

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About Global System Dynamics Inc.

Global System Dynamics Inc. is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, organized under the laws of the Delaware and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with companies in any business, industry, sector or geographical location, with focus on companies that support the farming industry and/or the national security industry.

About Zilla Acquisition Corp.

Zilla Acquisition Corp is a wholly owned subsidiary created by GSD in order to effectuate this transaction.

About DarkPulse, Inc.

DarkPulse, Inc. (OTC: DPLS) is a company that uses advanced laser-based monitoring systems to provide rapid and accurate monitoring of temperatures, strains and stresses allowing for advanced structural monitoring of infrastructure in Smart Cities. For more information, please visit www.darkpulse.com and follow DarkPulse on LinkedIn, Twitter and Facebook.

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Important Information and Where to Find It

This press release is being made in respect of the proposed business combination transaction involving GSD and DarkPulse. The parties intend to file a registration statement on Form S-4 (or such other form as they might determine to be applicable) with the SEC, which will include a proxy statement for GSD and DarkPulse shareholders and which will also serve as a prospectus related to offers and sales of the securities of the combined entity. GSD will also file other documents regarding the proposed transaction with the SEC. A definitive proxy statement/prospectus will also be sent to the stockholders of GSD and DarkPulse, seeking required stockholder approval. Before making any voting or investment decision, investors and security holders of GSD and DarkPulse are urged to carefully read the entire registration statement and proxy statement/prospectus, when they become available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. The documents filed with the SEC may be obtained free of charge at the SEC's website at www.sec.gov.

In addition, the documents filed with the SEC may be obtained free of charge from GSD’s website at gsd.xyz and from DarkPulse’s website at www.darkpulse.com.

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Participants in the Solicitation

GSD, DarkPulse and certain of their respective Directors and Executive Officers may be deemed to be participants in the solicitation of proxies from stockholders, in favor of the approval of the merger. Information regarding GSD's and DarkPulse’s Directors and Executive Officers and other persons who may be deemed participants in the solicitation may be obtained by reading the registration statement and the proxy statement/prospectus and other relevant documents filed with the SEC when they become available. Free copies of these documents may be obtained as described above.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the applicable securities laws. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters.

These forward-looking statements include, but are not limited to, statements regarding the terms and conditions of the proposed business combination and related transactions disclosed herein, the timing of the consummation of such transactions, assumptions regarding shareholder redemptions and the anticipated benefits and financial position of the parties resulting therefrom. These statements are based on various assumptions and/or on the current expectations of GSD or DarkPulse's management. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor or other person as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of GSD and/or DarkPulse. These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the amount of redemption requests made by GSD's public shareholders; NASDAQ’s approval of GSD’s initial listing application; changes in the assumptions underlying DarkPulse's expectations regarding its future business; the effects of competition on DarkPulse’s future business; and the outcome of judicial proceedings to which DarkPulse is, or may become a party.

If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that DarkPulse and GSD presently do not know or currently believe are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect expectations, assumptions, plans or forecasts of future events and views as of the date of this press release. DarkPulse and GSD anticipate that subsequent events and developments will cause these assessments to change. However, while DarkPulse and/or GSD may elect to update these forward-looking statements at some point in the future, each of DarkPulse and GSD specifically disclaims any obligation to do so, except as required by applicable law. These forward-looking statements should not be relied upon as representing DarkPulse's or GSD (or their respective affiliates') assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Facebook: DarkPulse, Inc.
Twitter: @DARKPULSE
LinkedIn: DarkPulse, Inc.

[1]https://www.marketsandmarkets.com/Market-Reports/smart-cities-market-542.html?

gclid=CjwKCAiAheacBhB8EiwAItVO26amz7lw0KExFHGLik1_W6K_xVmm_B2Qr44JfssttTU6-xexFbCM9hoCWx4QAvD_BwE

[2] https://beyondmarketinsights.com/report/electric-vehicle-market/

[3] https://www.emergenresearch.com/industry-report/brain-computer-interface-market

For DarkPulse

Investors

Gregory McNiff

Blueshirt Capital Advisors

greg@blueshirtgroup.com

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